CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Beacon Properties Corporation on Form S-3 (File Nos. 333-05707, 333-21787 and 333-21769) and Form S-8 (File Nos. 33-88606 and 333-19603) of our report dated March 11, 1997 on our audit of the statement of excess of revenues over specific operating expenses of 10880 Wilshire Boulevard in Westwood, California for the year ended December 31, 1996, of our report dated March 18, 1997 on our audit of the statement of excess of revenues over specific operating expenses of Centerpointe in Fairfax, Virginia for the year ended December 31, 1996, and of our report dated March 21, 1997 on our audit of the statement of excess of revenues over specific operating expenses of Westbrook Corporate Center in Westchester, Illinois for the year ended December 31, 1996, which reports are included in this Form 8-K.




                                      /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 4, 1997